                                                                    EXHIBIT 10.2



As discussed in Item 5, the accompanying financial information as of June 30, 1999, that was included in the Intellicell Corp. Proxy Statement dated August 26, 1999 on page 28 through 30, have been revised to reflect the proper financial results of CWI as of that date.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following table sets forth selected unaudited pro forma combined financial data for Focus, formerly Intellicell, for the year ended December 31, 1998, and for the six month period ended June 30, 1999. The financial data are presented to reflect the estimated impact on the historical financial statements of Focus for the CWI Merger, which will be accounted for using the purchase method, the issuance of 2,250,000 shares of Focus Common Stock and approximately $4,160,000 in cash as merger consideration (the total consideration that would be payable if CWI's total stockholders' equity on the Closing Date is equal to CWI's total stockholders' equity as of June 30, 1999). The income statement data assume that the CWI Merger had been consummated at the beginning of the earliest period presented, combining the annual statements of operations of Focus for the year ended December 31, 1998 and CWI for the year ended September 30, 1998. Interim statements of operations of Focus are for the six months ended June 30, 1999 and for CWI are for the six month period from January 1, 1999 through June 30, 1999. The balance sheet data assumes that the CWI Merger had been consummated on June 30, 1999. The unaudited pro forma combined financial statements do not reflect any cost savings and other synergies nor merger related expenses anticipated by Focus management as a result of the CWI Merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the CWI Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of Focus's future results of operations or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical financial statements, including the notes thereto, of Focus and CWI and the Unaudited Pro Forma Combined Financial Information, which is attached hereto as Appendix D.

                             SELECTED PRO FORMA DATA
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        Fiscal Year Ended       Six Months Ended
                                                                        December 31, 1998         June 30, 1999
                                                                        -----------------       ----------------
Operations:
Net Sales                                                                   $  108,818             $   51,117
Cost of Sales                                                                   99,290                 46,739
Gross Profit                                                                     9,528                  4,378
Selling, General and Administrative Expenses                                    10,009                  7,536
Amortization of Goodwill                                                         1,382                    691
Income (loss) from Operations                                                   (1,863)                (3,849)
Other Income (expense)                                                          (1,249)                    18
Income (loss) Before Income Tax Expense (benefit)                               (3,112)                (3,831)
Income Tax Expense (benefit)                                                        --                     --
Net (loss) Income                                                               (3,112)                (3,831)
Pro Forma Net Income (loss) Per Share                                            (0.47)                 (0.44)
Weighted Average Number of Common Shares Outstanding                         6,665,902              8,793,636

                                                                                                    June 30, 1999
                                                                                                    -------------
Balance Sheet Data:
Working Capital (deficiency)                                                                           $ (5,541)
Total Assets                                                                                             41,252
Total Liabilities                                                                                        31,798
Stockholders' Equity                                                                                      9,454

COMPARATIVE PER SHARE DATA OF FOCUS AND CWI

The following table sets forth certain earnings and net tangible book value per share data for Focus and CWI on historical and pro forma bases. The pro forma combined earnings per share data are derived from the Unaudited Pro Forma Combined Statements of Operations appearing elsewhere herein, which give effect to the CWI Merger using the purchase accounting method as if the CWI Merger had been consummated at the beginning of the earliest period presented. There were no cash dividends declared in the periods indicated. Book value data for all pro forma presentations is based upon the weighted average number of outstanding shares of Focus Common Stock, adjusted to include the estimated number of shares of Focus Common Stock to be issued in the CWI Merger. The information set forth below should be read in conjunction with the historical financial statements of Focus and of CWI and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement.

The pro forma data do not reflect any cost savings and other synergies or merger related expenses anticipated by Focus management as a result of the CWI Merger.

                                                                               Focus               Pro Forma
                                                                           June 30, 1999         June 30, 1999
Focus:                                                                      (Unaudited)           (Unaudited)
                                                                           -------------         -------------

Balance Sheet Data:
Total Stockholders' Equity                                                   $     2,294          $     9,454
Less Goodwill                                                                          -               13,822
Net Tangible Book Value (deficit)                                                  2,294               (4,368)
Number of Issued and Outstanding Shares of Common Stock                        7,014,893            9,264,893
Net Tangible Book Value (deficit) Per Share                                         0.33                (0.47)

                                           Focus            Pro Forma            Focus             Pro Forma
                                         Year Ended        Year Ended          Six Months         Six Months
                                        December 31,      December 31,       Ended June 30,     Ended June 30,
                                            1998              1998                1999              1999
                                         (Audited)         (Unaudited)        (Unaudited)        (Unaudited)
                                        ------------      ------------       --------------     --------------

Operating Data:
Net Loss                                 $   (2,769)      $   (3,112)         $   (2,174)         $   (3,831)
Weighted Average Number of Common
   Shares Outstanding                     4,415,902        6,665,902           6,534,636           8,793,636
Basic and Diluted Loss Per Share              (0.63)           (0.47)              (0.33)              (0.44)

                                                                                                   Equivalent
                                                                             CWI June 30,          Pro Forma
                                                                                 1999            June 30, 1999
CWI:                                                                         (Unaudited)          (Unaudited)
                                                                             ------------        -------------

Balance Sheet Data:
Total Stockholders' Equity                                                    $   (662)
Number of Issued and Outstanding Shares of Common Stock                            800
Net Tangible Book Value (deficit) Per Share                                   $(827.50)
Net Pro Forma Tangible Book Value (deficit) Per Share                                             $    (0.47)
Multiply by Exchange Ratio                                                                          2,812.50
Equivalent Pro Forma Net Tangible Book Value Per Share                                            $(1,321.88)

                                                           Equivalent Pro                          Equivalent
                                            CWI Year         Forma Year            CWI              Pro Forma
                                             Ended             Ended            Six Months         Six Months
                                         September 30,      September 30,         Ended              Ended
                                             1998               1998           June 30, 1999      June 30, 1999
                                          (Audited)          (Unaudited)        (Unaudited)        (Unaudited)
                                         -------------     --------------      -------------      -------------

Operating Data:
Net Income                                $   1,144                            $     (906)
Weighted Average Number of Common
   Share Outstanding                            800                                   800
Basic Earnings Per Share                   1,430.00                            $(1,132.50)
Net Pro Forma Earnings (loss)
   Per Share                                                $    (0.47)                            $    (0.44)
Multiply by Exchange Ratio                                    2,812.50                               2,812.50
Equivalent Pro Forma Earnings (loss)
   Per Share                                                $(1,321.88)                            $(1,237.50)